Exhibit 99.1

Evofem Reports First Quarter 2025 Financial Results and

Provides Business Update

SAN DIEGO, CA, May 15, 2025 — Women’s health innovator Evofem Biosciences, Inc. (OTCPK: EVFM), today announced financial results for the first quarter ended March 31, 2025.

“Quarterly fluctuations are normal for our business, which is why we focus on driving annual growth,” said Saundra Pelletier, Evofem’s CEO. “First quarter net sales were soft, as expected, due to the high level of PHEXXI stocking orders in the fourth quarter of 2024, ahead of the annual price increase in January as well as large wholesale orders that quarter for SOLOSEC in anticipation of our November 2024 relaunch of this single dose oral treatment for BV and Trich.”

“The second quarter of 2025 is off to a strong start. April was our highest sales month for PHEXXI since November 2023, with strong underlying orders, and we are seeing solid prescription growth of both products,” Pelletier added. “We have consistently delivered year-over-year net sales growth every year since the PHEXXI launch in 2020, and we aim to continue this record in 2025.”

Notable advances in 2025 to-date include:

●	Advanced strategy to reduce PHEXXI® (lactic acid, citric acid, and potassium bitartrate) vaginal gel manufacturing costs by partnering with Windtree Therapeutics, Inc., which has identified and engaged with a new contract manufacturer that can decrease PHEXXI COGS by 55% to 60% from current levels. Evofem will bear no costs for the tech transfer or future production of validation batches.

●	Strengthened intellectual property with the issuance of the 11th U.S. patent covering SOLOSEC® (secnidazole) 2 g oral granules, which extends its coverage to 2040.

●	Received $1.5 million in April 2025 from the sale of senior subordinated notes and warrants to Aditxt, Inc., under the Fifth Amendment to the Amended and Restated Merger Agreement, as amended (the A&R Merger Agreement).

First Quarter Financial Results

For the three months ended March 31, 2025, net sales were $0.8 million compared to $3.6 million in the prior year period. The decrease reflects a shift in the timing and magnitude of orders for PHEXXI in the current period.

Total operating expenses were $0.5 million in the first quarter of 2025, versus $6.4 million in the prior year period.

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●	The decrease was largely driven by a $5.6 million reduction in research and development expense as a result of the Company successfully negotiating a portion of its trade payables with numerous vendors. Excluding these settlements, research and development expense was 4% lower in the first quarter of 2025 as compared to the prior year period.

●	A $0.5 million decrease in general and administrative expense was partially offset by a $0.3 million increase in selling and marketing expense in the first quarter of 2025; the vast majority of this was the PDUFA fee for SOLOSEC. The PDUFA fee was paid in full in the fourth quarter of 2024 and is amortized ratably over the year. There was no comparable amortization in the prior year period.

●	$0.2 million of non-cash amortization expense related to the SOLOSEC acquisition was recorded in the first quarter of 2025. There was no comparable amortization in the prior year period. The amount of this amortization expense will adjust each quarter along with the fair value adjustment.

As a result, Evofem recorded income from operations of $0.3 million, compared to a loss from operations of $2.8 million in the prior year quarter.

Net income attributable to common stockholders was $1.0 million in the first quarter of 2025, versus a net loss of $4.9 million reported in the first quarter of 2024. This equates to net income of $0.01 per basic and $0.00 per fully diluted share for the first quarter of 2025, versus a net loss of $(0.16) per basic and diluted share for the first quarter of 2024.

Liquidity

As of March 31, 2025, the Company had cash, cash equivalents and restricted cash of $1.1 million, as compared to restricted cash of $0.7 million at December 31, 2024.

In April 2025, Evofem raised $1.5 million in net proceeds from the sale of senior subordinated convertible notes and warrants to Aditxt.

About Evofem

Evofem Biosciences is commercializing innovative products to address unmet needs in women’s sexual and reproductive health. The Company generates revenue from the sale of two FDA-approved products.

●	PHEXXI® (lactic acid, citric acid, and potassium bitartrate) is the first and only hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex.

●	SOLOSEC® (secnidazole) 2 g oral granules is an FDA-approved oral antibiotic for the treatment of two sexual health diseases: bacterial vaginosis (BV), a common vaginal infection, in females 12 years of age and older, and trichomoniasis, a common sexually transmitted infection (STI), in people 12 years of age and older. SOLOSEC provides a complete course of therapy in just one dose.

Evofem’s commercial team relaunched SOLOSEC in November 2024, and promotes the product alongside PHEXXI to OB/GYNs in the U.S. The Company is entering global markets through strategic partnerships, including a license agreement with emerging Emirati company Pharma 1 Drug Store LLC under which PHEXXI is expected to launch in the UAE in early 2026.

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PHEXXI® and SOLOSEC® are registered trademarks of Evofem Biosciences, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements,” within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include but are not limited to expected gross or net sales, the effect of quarterly fluctuations, the timing and magnitude of orders, and prescription growth expectations. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements are disclosed in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 24, 2025, amended on March 28, 2025, and any subsequent Form 10-Q filings. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Contact

Amy Raskopf, Chief Business Development Officer

Evofem Biosciences, Inc.

araskopf@evofem.com

(917) 673-5775

Financial tables follow

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EVOFEM BIOSCIENCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands)

	As of
	March 31, 2025	December 31, 2024
Cash and cash equivalents	$221	$-
Restricted cash	$888	$741
Trade accounts receivable, net	$1,149	$9,832
Total current liabilities	$70,854	$80,448
Total stockholders’ deficit	$(69,587)	$(71,257)
Total liabilities, convertible and redeemable preferred stock and stockholders’ deficit	$12,877	$23,789

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EVOFEM BIOSCIENCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024

Product sales, net	$845	$3,603

Operating Expenses (Benefits):
Cost of goods sold	365	684
Amortization of intangible asset	223	-
Research and development, net	(5,035)	594
Selling and marketing	2,600	2,345
General and administrative	2,365	2,824
Total operating expenses	518	6,447
Income (loss) from operations	327	(2,844)
Other income (expense):
Interest income	8	4
Other expense, net	(600)	(616)
Loss on issuance of financial instruments	-	(3,275)
Gain on debt extinguishment, net	-	1,120
Change in fair value of financial instruments	1,221	802
Total other income (expense), net	629	(1,965)
Income (loss) before income tax	956	(4,809)
Income tax benefit (expense)	-	-
Net income (loss)	956	(4,809)
Convertible preferred stock deemed dividends	(3)	(47)
Net income (loss) attributable to common stockholders	$953	$(4,856)
Net income (loss) per share attributable to common stockholders:
Basic (Note 2)	$0.01	$(0.16)
Diluted (Note 2)	$0.00	$(0.16)
Weighted-average shares used to compute net income (loss) per share attributable to common shareholders:
Basic	113,356,354	31,194,393
Diluted	6,039,898,041	31,194,393

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